     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1997

                                                      REGISTRATION NO. 33-26231
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                         SUNGARD/(R)/ DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                      1285 DRUMMERS LANE,             51-0267091
(State or other jurisdiction of        WAYNE, PENNSYLVANIA 19087        (I.R.S. Employer
 incorporation or organization)            (610) 341-8700              Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                           LAWRENCE A. GROSS, ESQUIRE
                       VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                 (610) 341-8700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ----------------

  THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(c) OF THE SECURITIES ACT OF 1933.
================================================================================

        On April 30, 1997, SunGard Data Systems Inc., a Delaware corporation ("SunGard"), filed Registration Statement No. 33-26231 on Form S-3 (the "Registration Statement") to register 267,786 shares (the "Shares") of common stock, $.01 par value per share, of SunGard (the "Common Stock") owned by the selling stockholders listed on Page 3 of the Prospectus (the "Selling Stockholders"). The Prospectus informed the Selling Stockholders that they would be permitted to sell the Shares while the Registration Statement was in effect.

        On May 9, 1997, the Registration Statement became effective and was supplemented on June 4, 1997. Since the effective date, certain Selling Stockholders have sold Shares; however, some Selling Stockholders did not sell all of their Shares.

        Accordingly, SunGard hereby deregisters a total of 46,931 shares of Common Stock, comprised of the Shares not sold by the Selling Stockholders during the effective period.

                        SIGNATURES AND POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHOR IZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                    SUNGARD DATA SYSTEMS INC.

  Date:  July 10 , 1997       By:  /s/ Lawrence A. Gross
                                   ---------------------
                                   LAWRENCE A. GROSS
                                   VICE PRESIDENT AND GENERAL COUNSEL, SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                               CAPACITY                  DATE
--------------------------------------------  ------------------------------  --------------

                       *                      Chief Executive Officer,        July 10, 1997
--------------------------------------------  President, and Chairman
                 JAMES L. MANN                of the Board of Directors
                                              (principal executive officer)


                /s/ Michael J. Ruane          Chief Financial Officer and     July 10, 1997
--------------------------------------------  Vice President-Finance
                 MICHAEL J. RUANE             (principal financial officer)


                /s/ Andrew P. Bronstein       Vice President and Controller   July 10, 1997
--------------------------------------------  (principal accounting officer)
                 ANDREW P. BRONSTEIN

                       *                      Director                        July 10, 1997
--------------------------------------------
                 GREGORY S. BENTLEY

                       *                      Director                        July 10, 1997
--------------------------------------------
                 MICHAEL C. BROOKS

                       *                      Director                        July 10, 1997
--------------------------------------------
                 ALBERT A. EISENSTAT

                       *                      Director                        July 10, 1997
--------------------------------------------
                 BERNARD GOLDSTEIN

                       *                      Director                        July 10, 1997
--------------------------------------------
                 MICHAEL ROTH

                       *                      Director                        July 10, 1997
--------------------------------------------
                 MALCOLM I. RUDDOCK

                       *                      Director                        July 10, 1997
--------------------------------------------
                 LAWRENCE J. SCHOENBERG

*By: /s/ Michael J. Ruane
     ---------------------------------------
     Michael J. Ruane, Attorney-in-Fact